March 31, 1999

COMPUTER CONCEPTS CORP.
80 Orville Drive
Bohemia, New York  11716

Re:  Computer Concepts Corp.

Dear Sirs:

In conjunction with the filing of Form 10-K for the year ended December 31, 1998, for Computer Concepts Corp., I hereby consent to the incorporation by reference to the opinion of the Daniel B. Kinsey, P.C. firm included in the Registration Statements of Computer Concepts Corp. on Forms S-8 filed with the Securities and Exchange Commission by Computer Concepts Corp. and effective on December 30, 1994 (File No. 33-88260), on June 28, 1995 (File No. 33-94058) on
April 25, 1996 (File No. 333-4070), on January 6, 1998 (File No. 333-42795),  on
May 15, 1998 (File No.  333-52875) and on February 11, 1999 (File No. 333-72203)
and on Form S-1  declared  effective  on August 9, 1996,  and as amended on Form
S-1/A on January 6, 1998 (File No. 33-97560), on Form S-1 on January 6, 1998 (File No. 333-42919) and on Form S-1 on February 6, 1998 (File No. 333-44683).


Very truly yours,

DANIEL B. KINSEY, P.C.

/s/ Daniel B. Kinsey
Daniel B. Kinsey